Exhibit 3(ii)

SECOND

AMENDED AND RESTATED

BYLAWS

OF

GEOPETRO RESOURCES COMPANY

TABLE OF CONTENTS

ARTICLE I —OFFICES	1
1.01 —PRINCIPAL OFFICE	1
1.02 —OTHER OFFICES	1

ARTICLE II —MEETINGS OF SHAREHOLDERS	1
2.01 —PLACE OF MEETINGS	1
2.02 —ANNUAL MEETINGS	1
2.03 —SPECIAL MEETINGS	1
2.04 —NOTICE OF MEETINGS	2
2.05 —MANNER OF GIVING NOTICE: AFFIDAVIT OF NOTICE	2
2.06 —ADJOURNED MEETINGS AND NOTICE THEREOF	2
2.07 —RECORD DATE FOR SHAREHOLDERS OF RECORD	3
2.08 —VOTING AT MEETINGS	3
2.09 —QUORUM	4
2.10 —CONSENT OF ABSENTEES; WAIVER OF NOTICE	4
2.11 —ACTION WITHOUT MEETING	4
2.12 —PROXIES	5

ARTICLE III —DIRECTORS	6
3.01 —POWERS	6
3.02 —NUMBER OF DIRECTORS	7
3.03 —ELECTION AND TERM OF OFFICE	7
3.04 —REMOVAL	7
3.05 —VACANCIES	8
3.06 —MEETINGS BY TELEPHONE CONFERENCE	8
3.07 —ACTION WITHOUT MEETING	8
3.08 —ORGANIZATION MEETING	8
3.09 —SPECIAL MEETINGS	8
3.10 —ADJOURNNENT	9
3.11 —WAIVER OF NOTICE	9
3.12 —QUORUM	9

ARTICLE IV —OFFICERS	9
4.01 —OFFICERS	9
4.02 —ELECTION	10
4.03 —REMOVAL AND RESIGNATION	10
4.04 —VACANCIES	10
4.05 —CHAIRMAN OF THE BOARD	10
4.06 —PRESIDENT	10
4.07 —SECRETARY	10
4.08 —CHIEF FINANCIAL OFFICER	11
4.09 —TREASURER	11
4.10 —SUBORDINATE OFFICERS	11

ARTICLE V —SHARES OF STOCK	12
5.01 —SHARE CERTIFICATES	12

5.02 —TRANSFER OF SHARES	12
5.03 —LOST OR DESTROYED CERTIFICATE	12
5.04 —ELECTRONIC TRANSFER	12

ARTICLE VI —MISCELLANEOUS	13
6.01 —INDEMNITY OF OFFICERS AND DIRECTORS	13
6.02 —SHAREHOLDER INSPECTION OF ARTICLES AND BYLAWS	13
6.03 —MAINTENANCE AND INSPECTION OF RECORDS OF SHAREHOLDERS	13
6.04 —SHAREHOLDER INSPECTION OF CORPORATE RECORDS	14
6.05 —INSPECTION BY DIRECTORS	14
6.06 —REPRESENTATION OF SHARES OF OTHER CORPORATIONS	14
6.07 —ANNUAL REPORT	14
6.08 —ANNUAL STATEMENT OF GENERAL INFORMATION	14

ARTICLE VII —AMENDMENTS TO BYLAWS	15
7.01 —AMENDMENT BY SHAREHOLDERS	15
7.02 —AMENDMENT BY DIRECTORS	15

ii

SECOND AMENDED AND RESTATED

BYLAWS OF

GEOPETRO RESOURCES COMPANY

ARTICLE I—OFFICES

1.01—PRINCIPAL OFFICE

The principal executive and business office of the corporation is hereby fixed and located in the City and County of San Francisco, California or such other location as the board of directors may determine.

1.02—OTHER OFFICES

Branch or subordinate offices may at any time be established at any place or places by the board of directors.

ARTICLE II—MEETINGS OF SHAREHOLDERS

2.01—PLACE OF MEETINGS

All annual and all other meetings of shareholders shall be held at the principal executive office of the corporation, or at any other place within or without the State of California which may be designated either by the board of directors, or by the written consent of all shareholders entitled to vote thereat, provided such shareholder consent is given either before or after the meeting and filed with the secretary of the corporation.

2.02—ANNUAL MEETINGS

The annual meetings of shareholders shall be held on such date as may be determined each year by the board of directors. At such meetings, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

2.03—SPECIAL MEETINGS

Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by any of (i) the president, (ii) the board of directors, (iii) the chairman of the board, or (iv) one or more shareholders holding shares in the aggregate entitled to cast not less than 10 percent of the votes at that meeting.

If a special meeting is called by any person or persons other than the board of directors, such person shall make a request therefor in writing, specifying (i) the date and time of such meeting, which shall be not less than 35 nor more than 60 days after the receipt of the request, and (ii) the general nature of the business proposed to be transacted at the meeting. Such request shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the corporation. The officer receiving the request shall cause notice to be given within 20 days to the shareholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5, and the notice shall set forth that a meeting will be held at the time requested by the person or persons calling the meeting. If the notice is not given within such 20-day period, the person(s) requesting the meeting may give the notice.

2.04—NOTICE OF MEETINGS

All notices of meetings of shareholders, whether annual or special, shall be sent or otherwise given not less than 10 nor more than 60 days before the date of the meeting, except as provided in Section 2.03. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election. The notice shall also state the general nature of the proposal if action is proposed to be taken at any meeting for approval of any of the following: (i) a contract or transaction in which a director has a direct or indirect financial interest; (ii) an amendment of the articles of incorporation; (iii) a reorganization or conversion of the corporation; (iv) a voluntary dissolution of the corporation; or (v) a distribution in dissolution other than in accordance with the rights of any outstanding preferred shares.

2.05—MANNER OF GIVING NOTICE: AFFIDAVIT OF NOTICE

Notice of any shareholders’ meeting shall be given either personally, by first-class mail, or by electronic transmission, or if the corporation has outstanding shares held of record by 500 or more persons (determined in accordance with Section 605 of the California General Corporation Law) on the record date for the meeting, by third-class mail, or by other means of written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation’s books or has been so given, notice shall be deemed to have been given if published at least once in a newspaper of general circulation in the county where that office is located or in any manner permitted by law.  Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail, or sent by other means of written communication to the recipient by the person giving the notice.

An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting may be executed by the secretary, assistant secretary, or any transfer agent of the corporation giving the notice, and filed and maintained in the minute book of the corporation.

2.06—ADJOURNED MEETINGS AND NOTICE THEREOF

Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares which are represented at the meeting either in person or by proxy, but in the absence of a quorum.

It shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken. However, when any shareholders’ meeting, either annual or special, is adjourned for more than 45 days, or if after the adjournment a new record date is fixed for the adjourned meeting notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting. At any adjourned meetings, the corporation may transact any business that might have been transacted at the regular meeting.

2.07—RECORD DATE FOR SHAREHOLDERS OF RECORD

For purposes of determining which shareholders are entitled to receive notice of any meeting, to vote, or to give consent to corporate action without a meeting, the board of directors may fix a record date in advance of such meeting or corporate action which shall not be less than 10 nor more than 60 days before any such meeting or any such action without a meeting. Only shareholders of record at the close of business on the date so fixed are entitled to notice and to vote or to give consent, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the articles of incorporation, by agreement, or in the California General Corporation Law.

If the board of directors does not so fix a record date:

(a)           The record date for determining shareholders entitled to receive notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

(b)           The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the 60th day before the date of such other action, whichever is later.

2.08—VOTING AT MEETINGS

Except as otherwise provided in the articles of incorporation and in the case of cumulative voting for directors, each shareholder is entitled to one vote per share. The shareholders’ vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than the election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder is entitled to vote. The affirmative vote of a majority of the shares represented and voting, provided such shares voting affirmatively also constitutes a majority of the number of shares required for a quorum, shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by California General Corporation Law or by the articles of incorporation. Every shareholder entitled to vote at any election for directors shall have the right to cumulate his votes by (i) giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or (ii) distributing such cumulated votes on the same principle among as many candidates as he chooses; provided that the name of such candidate has been placed in nomination prior to the voting and that at least one shareholder has given notice at the meeting, prior to the voting, of an intention to cumulate votes. In any election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Votes against a director or not cast shall have no effect.

2.09—QUORUM

The presence in person or by proxy of persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum of the shareholders for the transaction of business.

The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of one or more shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

2.10—CONSENT OF ABSENTEES; WAIVER OF NOTICE

The transactions of any meeting of shareholders, either annual or special, however called and noticed and wherever held, shall be as valid as though made at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the shareholders entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof.  Neither the business to be transacted at, nor the purpose of any annual or special meeting of shareholders, need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, unless the action taken or proposed to be taken is for approval of any of those matters specified in Section 2.04. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance at a meeting, in person or by proxy, shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning or the meeting to the transaction of any business because the meeting has not been lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

2.11—ACTION WITHOUT MEETING

Except as may be limited by the articles of incorporation and except for the election of directors, any action which may be taken by vote of the shareholders at any annual or special meeting may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Directors may be elected by written consent without a meeting only if the written consents of all outstanding shares entitled to vote are obtained, except that a vacancy in the board (other than a vacancy created by removal of a director) not filled by the board may be filled by the written consent of the holders of a majority of the outstanding shares entitled to vote.

All such consents shall be filed and maintained in the corporate records. Any shareholder (or the shareholder’s proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy-holders) giving a written consent may revoke the consent only by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation. Such revocation is effective upon its receipt by the secretary of the corporation.

Unless the consents of all shareholders entitled to vote have been solicited in writing:

(a)           Notice of shareholder approval without a meeting by less than unanimous written consent shall be given at least 10 calendar days before the consummation of the action authorized by such approval, if the corporate action concerns (i) a contract or transaction in which a director has a direct or indirect financial interest under Section 310 of the California Corporations Code, (ii) indemnification of agents of the corporation, (iii) reorganization of the corporation, or (iv) a distribution in dissolution other than in accordance with the rights of the outstanding preferred shares; and

(b)           Prompt notice shall be given of any other corporate action approved by shareholders without a meeting by less than unanimous written consent.

All such notices shall be given in the manner provided by Section 2.05.

2.12—PROXIES

Every person entitled to vote for directors or on any other matter may authorize another person or persons to act by proxy with respect to such shares.  “Proxy” means a written authorization signed or an electronic transmission authorized by a shareholder or the shareholder’s attorney-in-fact giving another person or persons power to vote with respect to the shares of such shareholder.  “Signed” for purposes of this Section 2.12 means the placing of the shareholder’s name or other authorization on the proxy (whether by manual signature, typewriting, telegraphic or electronic transmission or otherwise) by the shareholder or the shareholder’s attorney-in-fact.  A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by attendance at the meeting and voting in person by the person executing the proxy, or by a subsequent proxy executed by the same person and presented at the meeting; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of the proxy, unless another term or longer or shorter duration is specified in the proxy. The revocability of a proxy that states on its face that is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Corporations Code of California.

ARTICLE III—DIRECTORS

3.01—POWERS

Except as reserved to the shareholders by law, the articles of incorporation or these bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the board of directors. Without limiting the generality of the foregoing powers, the directors shall have the following powers:

First:  To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law or with the articles of incorporation or these bylaws, as they may deem best.

Second:  To select and remove the officers, agents and employees of the corporation, to prescribe such powers and duties for them as may not be inconsistent with law, with the articles of incorporation or with these bylaws and to fix their compensation.

Third:  To change the principal executive and business office of the corporation from one location to another as provided in Section 1.01; to fix and locate from time to time one or more branch offices of the corporation within or without the State of California, as provided in Section 1.02; to designate any place within or without the State of California for the holding of any shareholders’ meeting or meetings except annual meetings; and to adopt, make and use a corporate seal, to prescribe the forms of certificates of stock and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best, provided that such seal and such certificates shall at all times comply with the provisions of law.

Fourth:  To authorize the issue of shares of stock of the corporation from time to time, upon such terms as may be lawful, as dividends or in consideration of money paid, labor done or services actually rendered to the corporation or for its benefit or in its formation or reorganization, debts or securities cancelled, or tangible or intangible property actually received; but neither promissory notes of the purchaser, unless secured by property other than the shares acquired or otherwise permitted by Section 408 of the General Corporation Law, nor future services shall constitute payment or part payment for shares of the corporation.

Fifth:  To borrow money and incur indebtedness for the purposes of the corporation and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

Sixth:  To designate, by resolution adopted by a majority of the authorized number of directors, one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee shall have all the authority of the board to the extent provided in the resolution of the board or in the bylaws, except with respect to:

(a)           The approval of any action for which, under the General Corporation Law of California, also requires approval of the shareholders or approval of the outstanding shares;

(b)           The filling of vacancies on the board or in any committee;

(c)           The fixing of compensation of the directors for serving on the board or on any committee;

(d)           The amendment or repeal of bylaws or the adoption of new bylaws;

(e)           The amendment or repeal of any resolution of the board which by its express terms is not so amendable or repealable;

(f)            A distribution to the shareholders of the corporation, except at a rate, in a periodic amount or within a price range set forth in the articles or determined by the board; or

(g)           The appointment of other committees of the board or the members thereof.

Seventh:  To declare dividends at such times and in such amounts as the condition of the affairs of the corporation may warrant.

Eighth:  Generally to exercise all of the powers and to perform all of the acts and duties that from time to time may be permitted by law appertaining to their office.

3.02—NUMBER OF DIRECTORS

The authorized number of directors of the corporation shall be not less than four nor more than seven, with the exact number of directors to be fixed within the foregoing limits by the board of directors or by the shareholders.

3.03—ELECTION AND TERM OF OFFICE

The directors shall be elected at each annual meeting of shareholders and may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation, removal or ineligibility.

3.04—REMOVAL

A director may be removed for cause by (i) the board, when such director has been convicted of a felony or declared incompetent by court order, or (ii) the superior court, at the suit of at least 10% of the shareholders of any class of shares having found that the director has either committed fraudulent or dishonest acts, or has grossly abused his authority with reference to the corporation.

A director may be removed without cause by a majority vote of all outstanding shares, provided that (i) where cumulative voting is in effect, such director may not be removed over the objection of the number of shares required to elect him, and (ii) where the articles of incorporation provide for the election of a director by the shareholders of a certain class or series of shares, such director may be removed only by the majority vote of the outstanding shares of such class or series.

Except as provided in this Section 3.04, and any reduction of the authorized number of directors notwithstanding, a director may not be removed prior to the expiration of such director’s term of office.

3.05—VACANCIES

Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. A vacancy in the board of directors shall be deemed to exist (i) in case of the death, resignation, ineligibility or removal of any director, (ii) if the authorized number of directors is increased, or (iii) if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. In the event that such a vacancy is created by an event other than removal, any election by written consent of the shareholders must be signed by holders of a majority of the outstanding shares. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.

3.06—MEETINGS BY TELEPHONE CONFERENCE

Members of the board may participate in a meeting through use of conference telephone or similar communication equipment, so long as all members participating in such meeting can hear one another.

3.07—ACTION WITHOUT MEETING

Any action required or permitted to be taken by the board of directors or any committee thereof may be taken without a meeting if each member of the board consents in writing to such action. Such consents shall be filed with the minutes of the meetings of the board.

3.08—ORGANIZATION MEETING

Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Notice of such meeting is hereby dispensed with.

3.09—SPECIAL MEETINGS

Special meetings of the board of directors for any purpose or purposes may be called at any time by (i) the chairman of the board, (ii) the president, (iii) any vice president, (iv) the secretary, or (v) any two directors.

Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it appears upon the records of the corporation or, if it is not so shown or is not readily ascertainable, at the place in which the meetings of directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least four days prior to the date of the meeting. In case such notice is delivered personally or telegraphed, it shall be so delivered or deposited with the telegraph company at least 48 hours prior to the time of the meeting.

3.10—ADJOURNNENT

A majority of the directors present, whether or not a quorum is present, may adjourn any directors’ meeting to another time and place. If a meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given in the manner specified in Section 3.09 prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

3.11—WAIVER OF NOTICE

The transactions at any meeting of the board of directors, however called and noticed, or wherever held, shall be as valid as though such transactions had occurred at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice of or consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

3.12—QUORUM

A majority of the authorized number of directors then holding office shall constitute a quorum for the transaction of business. The act of the majority of the directors at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is required by law, the articles of incorporation or these bylaws. However, a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors if any action taken is approved by at least a majority of the required quorum for such meeting. The provisions of this Section 3.12 shall apply to action taken by any committee from time to time designated by the board of directors.

ARTICLE IV—OFFICERS

4.01—OFFICERS

The officers of the corporation shall be a president, a secretary, a treasurer, and such other officers with such titles and duties as may be appointed in accordance with the provisions of Section 4.09. Any number of offices may be held by the same person. The president shall be the chief executive officer and the treasurer shall be the chief financial officer.

4.02—ELECTION

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 4.04 or 4.09, shall be chosen annually by the board of directors; and each officer shall hold his office until he has resigned or removed or is otherwise disqualified to serve and his successor has been elected and qualified.

4.03—REMOVAL AND RESIGNATION

Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the board, or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the board of directors or to the president or to the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.04—VACANCIES

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

4.05—CHAIRMAN OF THE BOARD

The chairman of the board, if one has been appointed, shall, if present, preside at all meetings of the board of directors and exercise and perform all such other powers and duties as may from time to time be assigned to him by the board of directors or prescribed by these bylaws.

4.06—PRESIDENT

The president, subject to the board of directors, shall have general supervision, direction and control of the business and of other officers and employees of the corporation. He shall preside at all meetings of the shareholders and, if there is no regular, appointed chairman of the board or if such chairman is absent, at all meetings of the board of directors. He shall be exofficio a member of all standing committees, including the executive committee, if any, and shall have general powers and duties of management, together with such other powers and duties as may be prescribed by the board of directors.

4.07—SECRETARY

The secretary shall keep, or cause to be kept, a book of minutes at the principal executive and business office, or such other place as the board of directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at directors’

meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive and business office or at the office of the corporation’s transfer agent, a share register or a duplicate share register showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and the date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the board of directors required by these bylaws or by law to be given, shall keep the seal of the corporation in safe custody and shall have such other powers and shall perform such other duties as may be prescribed by the board of directors or the bylaws.

4.08—CHIEF FINANCIAL OFFICER

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares.

The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

4.09—TREASURER

At the request of the Chief Financial Officer or in the case of the Chief Financial Officer’s absence or disability, the Treasurer shall perform all the duties of the Chief Financial Officer and for these purposes shall act within the Chief Financial Officer’s scope of authority. The Treasurer shall also perform any other duties that may from time to time be assigned to them by the Board of Directors or by the Chief Financial Officer.

4.10—SUBORDINATE OFFICERS

The board of directors may appoint such vice presidents, assistant treasurers and assistant secretaries and other subordinate officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

In the absence or disability of the president, treasurer or secretary, the vice presidents, assistant treasurers and assistant secretaries, respectively, in order of their rank as fixed by the board of directors or, if not ranked, the subordinate officer designated by the board of directors shall perform all the duties of such absent or disabled officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon such officer. Each subordinate officer shall have such other powers and shall perform such other duties as from time to time may be prescribed for him by the board of directors or these bylaws.

ARTICLE V—SHARES OF STOCK

5.01—SHARE CERTIFICATES

Certificates representing shares of the capital stock of the corporation shall be in such form as shall be approved by the board of directors, consistent with the articles of incorporation and the laws of the State of California. A certificate or certificates or shares of the capital stock of the corporation shall be issued to each shareholder when such shares are fully paid, and the board of directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All such certificates shall be signed by (i) the chairman or vice chairman of the board or the president or a vice president, and (ii) by the treasurer or an assistant financial officer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares issued to the shareholder and evidenced by such certificate. The corporation may issue, sell or transfer fractional shares.

5.02—TRANSFER OF SHARES

Subject to the provisions of applicable securities and other laws and any other valid contractual and other restrictions on transfer of shares, upon the surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

5.03—LOST OR DESTROYED CERTIFICATE

The holder of any shares of stock of the corporation shall immediately notify the corporation of any loss or destruction of the certificate therefor, and the corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed, upon approval of the board of directors. The board may, in its discretion, as a condition to authorizing the issue of such new certificate, require the owner of the lost or destroyed certificate, or his legal representative, to make proof satisfactory to the corporation of the loss or destruction thereof and to give the corporation a bond or other security, in such amount and with such surety or sureties as the corporation may determine, as indemnity against any claim that may be made against the corporation on account of any such certificate so alleged to have been lost or destroyed.

5.04—ELECTRONIC TRANSFER

Notwithstanding the provisions of Section 5.01 of this Article V, the corporation may adopt a system of issuance, recordation, and transfer of its shares by electronic or other means not involving any issuance of certificates, if the system has been approved by the United States

Securities and Exchange Commission, if it is authorized by any statute of the United States, or if it is in accordance with Division 8 of the California Commercial Code.

ARTICLE VI—MISCELLANEOUS

6.01—INDEMNITY OF OFFICERS AND DIRECTORS

The corporation shall, to the fullest extent permitted by the California General Corporation Law (and in excess of that otherwise permitted by Section 317 thereof), indemnify each of its directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, including proceedings brought by or on behalf of the corporation, arising by reason of the fact any such person is or was a director or officer of the corporation and shall have power to advance to each such director expenses incurred in defending any such proceeding to the fullest extent permitted by that law.

6.02—SHAREHOLDER INSPECTION OF ARTICLES AND BYLAWS

The corporation shall keep at its principal executive and business office the original or a copy of the articles of incorporation and the bylaws and any amendments thereto, certified by the secretary, which shall be open to inspection by shareholders at all reasonable times during office hours.

6.03—MAINTENANCE AND INSPECTION OF RECORDS OF SHAREHOLDERS

The corporation shall keep at its principal executive and business office or at the office of its transfer agent or registrar (if one has been appointed), as determined by resolution of the board of directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

A shareholder or shareholders of the corporation holding at least 5% in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders’ names, addresses and shareholdings, during usual business hours on five business days’ prior written demand on the corporation, and (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent’s usual charges for such list, a list of the names and addresses of the shareholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder or shareholders by the transfer agent on or before the later of five business days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

6.04—SHAREHOLDER INSPECTION OF CORPORATE RECORDS

The accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors or, in the absence of such designation, at the principal executive and business office of the corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

6.05—INSPECTION BY DIRECTORS

Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of documents.

6.06—REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The president or, in the event of his absence or inability to serve, any vice president and the secretary or assistant secretary of this corporation are authorized to vote, represent and exercise, on behalf of this corporation, all rights incidental to any and all shares of any other corporation standing in the name of this corporation. The authority herein granted to such officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by such officers.

6.07—ANNUAL REPORT

The annual report to shareholders referred to in Section 1501(a) of the California Corporations Code is expressly waived subject to the limitations thereof, but the board of directors of the corporation may cause to be sent to the shareholders, not later than 120 days after the close of the fiscal or calendar year, an annual report in such form as may be deemed appropriate by the board of directors.

6.08—ANNUAL STATEMENT OF GENERAL INFORMATION

Within 90 days of incorporation and annually thereafter, the corporation shall file with the Secretary of State, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the chief executive officer, secretary and chief financial officer, the street address of its principal executive office or principal business office in this state, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with section 1502 of the California Corporations Code.

ARTICLE VII—AMENDMENTS TO BYLAWS

7.01—AMENDMENT BY SHAREHOLDERS

New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of the shareholders entitled to exercise a majority of the voting power of the corporation, except as otherwise provided by either these bylaws or the articles of the corporation; provided, however, that if the articles of incorporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation.

7.02—AMENDMENT BY DIRECTORS

Subject to the rights of the shareholders as provided in Section 7.01 to adopt, amend or repeal bylaws, bylaws may be adopted, amended, or repealed by the board of directors; provided, however, that the board of directors may adopt a bylaw or amendment of a bylaw changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the articles of incorporation or in Section 3.02 of these bylaws.